UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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WHERE FOOD COMES FROM, INC.

(Name of registrant as Specified in its Charter)

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WHERE FOOD COMES FROM, INC.

221 Wilcox Street, Suite A

Castle Rock, CO 80104

NOTICE OF ANNUAL SHAREHOLDERS MEETING

DATE	Monday, May 5, 2015
TIME	10:00am Mountain Standard Time
PLACE	Castle Rock Chamber of Commerce Conference Room 420 Jerry Street Castle Rock, CO 80104

ITEMS OF BUSINESS

1.

To elect seven directors of Where Food Comes From, Inc. (the Company) to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.

To ratify the appointment of GHP Horwath, P.C., an independent registered public accounting firm, as our independent auditor for the fiscal year ending December 31, 2015;

3.

To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

RECORD DATE	Holders of Where Food Comes From, Inc. common stock of record at the close of business on March 23, 2015 are entitled to vote at the meeting.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. You can revoke your proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

We have enclosed a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, with this Notice of Annual Shareholders Meeting and accompanying proxy statement. Please read the enclosed information carefully before completing and returning the enclosed proxy card.

You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly. Should you have any questions or need additional information, you are urged to call the Company at (303) 895-3002.

By Order of the Board of Directors

/s/ John Saunders

John Saunders

Chief Executive Officer

March 31, 2015

WHERE FOOD COMES FROM, INC.

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WHERE FOOD COMES FROM, INC

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Why did you send this proxy statement to me?

The Board of Directors of Where Food Comes From, Inc. (sometimes referred to here as “WFCF,” “we,” “us,” “our,” or the “Company”) is soliciting the enclosed proxy to be used at the annual meeting of shareholders on May 5, 2015 at 10:00 a.m. (MST), and at any adjournment or postponement of that meeting. The meeting will be held in the Conference Room of the Castle Rock Chamber of Commerce, 420 Jerry Street, Castle Rock, CO 80104. The purpose of the meeting is to:

•	elect seven (7) directors;
•	vote on the ratification of the selection of GHP Horwath, P.C. as our independent auditors for the year ending December 31, 2015; and
•	conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

How many votes do I have?

If we had your name on record as owning common stock in Where Food Comes From, Inc. at the close of business on March 23, 2015, then you are entitled to vote at the annual meeting. You are entitled to one vote for each share of WFCF’s common stock you own as of that date. At the close of business on March 23, 2015, there were 23,801,629 shares of the Company’s common stock were outstanding and eligible to vote.

How do I vote?

You may vote your shares either in person or by proxy. If you vote the shares in person, you must present proof that you own the shares as of the record date through brokers’ statements or similar proof and identification. To vote by proxy, review the materials and follow the instructions provided.

How do I attend the annual meeting in person?

Seating at the annual meeting will be limited to WFCF’s shareholders or their proxyholders and WFCF’s invited guests. If you are a holder of record in your own name, please bring photo identification to the annual meeting. If you hold shares through a bank, broker or other third party, please bring photo identification and a current brokerage statement. Cameras, recording equipment and other electronic devices will not be permitted at the meeting. The annual meeting will begin promptly at 10:00 a.m. (MST), so please plan to arrive accordingly.

May I revoke my proxy?

You may change your vote or revoke your proxy any time before the annual meeting by:

•	returning another proxy card with a later date;
•	sending written notification of revocation to the Corporate Secretary at our principal executive offices at 221 Wilcox Street, Suite A, Castle Rock, CO 80104; or
•	attending the annual meeting and voting in person.

You should be aware that simply attending the annual meeting will not automatically revoke your previously submitted proxy. If you desire to do so, you must notify an authorized WFCF representative at the annual meeting of your desire to revoke your proxy and then you must vote in person.

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Who pays for the solicitation of proxies and how are they solicited?

We pay the entire cost of the solicitation of these proxies. This cost includes preparation, assembly, printing, and mailing of this proxy statement and any other information we send to you. We may supplement our efforts to solicit your proxy in the following ways:

•	we may contact you using the telephone or electronic communication; or
•	our directors, officers, or other regular employees may contact you personally.

We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “routine” items, but will not be allowed to vote your shares with respect to certain “non-routine” items. In the case of non-routine items, the shares will be treated as “broker non-votes,” which are not counted as cast and have no effect on the outcome of the vote. Election of directors and the advisory vote on executive compensation are now considered a non-routine matter. We urge you to give your bank or brokerage firm instructions on all proposals in this proxy statement. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy from your bank or brokerage firm.

What is “householding”?

If you and others in your household own your shares in street name, you may receive only one copy of this proxy statement and the annual report. This practice is known as “householding.” If you hold your shares in street name and would like additional copies of these materials, please contact your bank or broker. If you receive multiple copies and would prefer to receive only one set of these materials, please also contact your bank or broker. WFCF does not currently use householding for owners of record and will send notice to all owners of record before using householding. By using this method, we give all owners of record the opportunity to continue to receive multiple copies of these materials in the same household.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of twenty-five percent (25%) of all the shares of common stock issued, outstanding and entitled to vote at the meeting. Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

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What vote is required to approve each proposal?

•	Proposal 1: Elect Seven Directors

The affirmative vote by a plurality of the votes cast represented by proxy and voting at the meeting is required to elect each of the seven nominees for director. Abstensions and broker non-votes have no effect on the outcome of the voting for each of the nominees.

•	Proposal 2: Ratify Selection of Independent Auditors for the 2015 Fiscal Year

The affirmative vote of a majority of shares of common stock present or represented by proxy and voting at the meeting is required to approve this proposal. Abstentions are counted as votes cast and have the same effect as votes against the proposal. Broker non-votes have no effect on the outcome of the voting on this proposal.

How will my proxy get voted?

If you vote over the Internet or by telephone, or properly fill in and return a paper proxy card, the designated Proxy (John Saunders) will vote your shares as you have directed. If you submit a paper proxy card, but do not make specific choices, the designated proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” election of all seven nominees for director; AND
•	“FOR” ratification of GHP Horwath, P.C. as our independent auditor for the year ending December 31, 2015.

How will voting on “any other business” be conducted?

Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any additional business is properly brought before the annual meeting, your signed or electronically transmitted proxy card gives authority to the designated proxy to vote on such matters in his discretion.

Who will count the votes?

We have hired a third party, Corporate Stock Transfer, to judge voting, be responsible for determining whether or not a quorum is present and tabulate votes cast by proxy or in person at the annual meeting.

Where can I find voting results of the meeting?

We will announce general voting results at the meeting and publish final detailed voting results in a Form 8-K filed within four (4) business days following the meeting.

May shareholders ask questions at the annual meeting?

Yes, our representatives will answer your questions after the conclusion of the formal business of the meeting. In order to give a greater number of shareholders an opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions, limiting the amount of time for a question, or requiring questions to be submitted in writing.

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How can I communicate with the Board of Directors?

If you or any interested party wishes to communicate with the Board of Directors, as a group, or with an individual director, such communication may be directed to the appropriate group or individual in care of the Corporate Secretary, Where Food Comes from, Inc., 221 Wilcox Street, Suite A, Castle Rock, Colorado 80104. The Board of Directors has instructed the Corporate Secretary to review and forward such communications to the appropriate person or persons for response.

How can I access WFCF’s proxy materials and annual report electronically?

You can access the Company’s proxy statement and the 2014 Annual Report on Form 10-K at www.wherefoodcomesfrom.com. You may simply click on the “Investor Relations” tab on the bottom of the home page, and then the “SEC Filings” link in the left column; the SEC filings section of our website will be available for your usage. You may also request free copies of these documents by sending a written request to the Company’s Corporate Secretary at 221 Wilcox Street, Suite A, Castle Rock, Colorado, 80104. We also file and furnish our annual, quarterly and current reports and other information, including proxy statements, with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. The 2014 Annual Report on Form 10-K is accompanying this proxy statement but is not considered part of the proxy soliciting materials.

How long may I rely upon the information in this proxy statement? May I rely upon other materials as well regarding the annual meeting?

You should rely upon the information contained in this proxy statement to vote on the proposals at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated March 31, 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, unless indicated otherwise in this proxy statement, and the mailing of the proxy statement to you shall not create any implication to the contrary. We would encourage you to check our website or the SEC’s website for any required updates that we may make between the date of this proxy statement and date of the annual meeting.

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PROPOSAL 1 - ELECTION OF DIRECTORS

The first proposal to be voted on is the election of directors. The Board of Director’s nominees are John Saunders, Leann Saunders, Peter C. Lapaseotes, Jr., Adam Larson, Dr. Gary Smith, Robert Van Schoick II and Tom Heinen. Biographical information about each of the nominees is included under “Information about the Nominees” below. If elected, each of the nominees will serve until the next annual meeting of shareholders and will be subject to reelection at such meeting along with the other directors.

The Board of Directors has no reason to believe that any nominee will be unable to serve or decline to serve as a director if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board of Directors will either select a substitute nominee or will reduce the size of the Board of Directors. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

In accordance with the Company’s bylaws, directors are elected by a plurality vote of shares represented and entitled to vote at the meeting.

Information About the Nominees

Set out below is certain information concerning our nominees for election as directors of the Company:

John Saunders, 43, is Chairman of the Board of Directors of the Company, serving in this position since 1998. Mr. Saunders founded our company in 1998 and has served as the Chief Executive Officer since then. Previously, Mr. Saunders was a partner and consultant for Pathfinder Consulting Services, Inc. in Parker, Colorado. An expert in both technology and the livestock industry, Mr. Saunders is a graduate of Yale University. Mr. Saunders brings to the board over 25 years of business, finance, marketing and leadership experience in agricultural, livestock and food industry. He also brings experience in corporate governance and board leadership as a chairman, making him a well-qualified candidate for a director of the Company.

Leann Saunders, 44, has been the President of the Company since 2008. Prior to 2003, Mrs. Saunders worked for PM Beef Holdings (“PM”), an integrated beef company, and developed a supply system for PM’s Ranch to Retail product line and managed PM’s U.S. Department of Agriculture (USDA) Process Verified program. She then served as the company’s Vice President of Marketing and Communications. Prior to joining PM in 1996, Mrs. Saunders worked for McDonald’s Corporation as a Purchasing Specialist, and Hudson Foods Corporation. Mrs. Saunders graduated with a B.S. in Agriculture Business and an M.S. in Beef Industry Leadership from Colorado State University. Mrs. Saunders sits on the Board of Directors for the International Stockmen’s Education Foundation, and is the current chair-elect for the United States Meat Export Federation for the 2014-2015 year. Mrs. Saunders has served on our Board of Directors since January 2012 and brings to the board over 25 years of diverse business leadership experience in supply chain and marketing as well as extensive knowledge of executive compensation and corporate cultures. Her broad understanding of the agricultural, livestock and food industry makes her a well-qualified candidate for a director of the Company.

Pete Lapaseotes, 56, is a 3rd generation farmer/feeder agri-businessman from Bridgeport, Nebraska. For over 30 years, Mr. Lapaseotes has co-owned and operated Lapaseotes LTD, CPN Farms and Greenwood Ranch consisting of irrigated farming, cow-calf operation and finishing feedyards. Pete is a stockholder of 21st Century Equipment a large John Deere dealership, 21st Century Water Technology, Dinklage Feedyards, Valley Bank and Trust/Western States Bank located in Nebraska and Colorado. Pete sits on several Boards including Dinklage Feedyards as President, Valley Bank/Western States Bank, Global South Fork Solutions, Greek Orthodox Church, North Platte Natural Resource District, Bridgeport Community Center Foundation, TeamMates and the Paul Engler Entrepreneur Program at the University of Nebraska. Mr. Lapaseotes has served on our Board of Directors since May 2006 and brings to the board over 40 years of business, finance, marketing and leadership experience in the agricultural and retail industries, making him a well-qualified candidate for a director of the Company.

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Adam Larson, 45, has been involved in the cattle feeding and ranching business since 1991. During that period, he has been a member and manager of eight family organizations involved in cattle ranching and cattle feeding and is primarily involved in cattle financing. Mr. Larson is a graduate of the University of Colorado. Mr. Larson has served on our Board of Directors since May 2006 and brings to the board over 25 years of business experience in cow/calf ranch operations, as well as expertise in investments and finance, making him a well-qualified candidate for a director of the Company.

Dr. Gary Smith, 76, serves as a University Distinguished Professor Emeritus at Colorado State University-Fort Collins and on the Graduate Faculty of Texas A&M University-College Station. In 2011, Dr. Smith retired from his position as a professor in the Department of Animal Science at Colorado State University, a position he held since 1990. Dr. Smith received his Ph.D. in Meat Science and Muscle Biology from Texas A&M University. Dr. Smith has also taught at Washington State University, Texas A&M University and FSIS-USDA National Meat Inspection Training Center. Dr. Smith is a member of multiple professional associations and societies and has received numerous academic awards. Dr. Smith has served on our Board of Directors since May 2006. He has an excellent national and international reputation as a meat, food and animal scientist with expertise in meat science and food safety. He is also recognized for the quality and quantity of his scientific publications. Dr. Smith’s advice and counsel on meat sciences and food safety are relied upon by government agencies (USDA and U.S. Food and Drug Administration), commodity-group associations (National Cattlemen’s Beef Association, American Meat Institute, etc.), private industry (JBS S.A., Cargill Meat Solutions, Tyson, etc.) and international organizations of countries such as Australia, Uruguay, Japan and the European Union. He also has valuable corporate governance experience serving on other company boards and committees, making him a well-qualified candidate for a director of the Company.

Robert Van Schoick II, 64, has more than 35 years of experience in the Animal Health Industry holding various Senior Executive roles in Sales and Marketing for Merck Animal Health and Merial. He joined Med-Pharmex Animal Health as President in 2006 and helped form Cornerstone Animal Health in 2013. His career accomplishments include several successful product launches and the effective management of the “fighting brand” strategy to defend the IVOMEC franchise. Additionally, Mr. Van Schoick is the original architect of the Sales Agency Distribution System currently used by Merial and several other manufacturers. As a result of his noted industry expertise, Bob has held numerous Animal Agriculture board positions including serving for the National FFA Foundation, the National Cattlemen’s Beef Association, and the International Stockmen Education Foundation. He holds B.A. and M.A. degrees from Austin College and a B.S. in Animal Science from Texas A&M. Mr. Van Schoick has served on our Board of Directors since May 2006 and brings to the board diverse leadership experience in the animal health industry as well as extensive knowledge of executive compensation and corporate cultures. His valuable corporate governance experience and expertise in investments and finance makes him a well-qualified candidate for a director of the Company.

Tom Heinen, 59, has been a co-president of Heinen’s Fine Food Stores (Heinen’s) since 1994. Heinen’s specializes in offering the freshest, highest quality foods while providing world-class service in 18 neighborhood locations serving various communities throughout Northeast Ohio. Since 1994, Mr. Heinen has managed the labor relations, central manufacturing, and the overall strategic direction for the meat, foodservice and bakery areas of Heinen’s. Mr. Heinen graduated from Bucknell University in 1977 with a B.S. in Business Management. He also serves as a board member of The Boys and Girls Club of Cleveland. Mr. Heinen has served on our Board of Directors since September 2012 and brings to the board over 40 years of retail expertise, business experience and strong management skills. His broad understanding of consumer demands within the food industry makes him a well-qualified candidate for a director of the Company.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE
NOMINEES FOR DIRECTOR.

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PROPOSAL 2 - RATIFICATION OF THE INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors selected GHP Horwath, P.C. as the independent auditor of the books and accounts of the Company for the year ending December 31, 2015. Although we are not required to submit this matter to you, the Board of Directors believes that it is good corporate governance to do so. This proposal asks you to ratify this selection. If the appointment of GHP Horwath, P.C. is not ratified by you, the Audit Committee will reconsider the appointment. Representatives of GHP Horwath, P.C. are expected to be present at the annual meeting. They will have the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions that you may have.

Audit Fees

The following table presents fees for professional audit services rendered by GHP Horwath, P.C. for the audits of the Company’s annual financial statements for the years ended December 31, 2014 and 2013. All such fees were approved by the Audit Committee.

	2014	2013
Audit Fees(1)	$57,000	$50,000
Audit Related Fees(2)	—	7,500
Tax Fees	—	—
All Other Fees	—	—
	$57,000	$57,500

(1)	Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered. Audit fees also include fees and expenses related to SEC filings.
(2)	Represents audit fees incurred specific to the acquisition of Validus Verification Services LLC.

Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to do the following:

•

to engage and terminate our independent auditors;

•

to pre-approve their audit services and permitted non-audit services;

•

to approve all audit and non-audit fees; and

•

to set guidelines for permitted non-audit services and fees.

All of the fees for 2014 and 2013 were pre-approved by the Audit Committee or were within pre-approved guidelines for permitted non-audit services and fees established by the Audit Committee. The Audit Committee considers whether the provision of the services disclosed under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining GHP Horwath’s independence.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF GHP HORWATH, P.C. AS OUR INDEPENDENT AUDITOR FOR THE YEAR
ENDING DECEMBER 31, 2015.

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INFORMATION ABOUT THE BOARD OF DIRECTORS AND

GOVERNANCE OF THE COMPANY

Leadership and Director Independence

John Saunders, our Chief Executive Officer and Chairman of the Board, is married to Leann Saunders, our President. Both Mr. and Mrs. Saunders serve on our Board of Directors. We believe as a small business, we benefit from a unified chair/CEO position due to the clarity of leadership that structure provides. Additionally, our independent board members are able to call special meetings, as deemed necessary.

A majority of the directors on our Board of Directors is independent.  Our common stock is traded on the OTCQB, which does not subject us to standards for director independence.  Therefore, pursuant to the regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we have adopted the director independence standards of the New York Stock Exchange (“NYSE”).  Our Board of Directors has determined that Messrs. Heinen, Larson, Smith and Van Schoick, each a current director and nominee at the 2015 annual meeting, qualify as “independent” directors under the rules promulgated by the SEC under the Exchange Act and the rules of the NYSE for independent directors in general and for independence related to the functions of an audit committee, compensation committee and nominating committee.

Board Structure

The Board of Directors does not have classes where a director serves multi-year terms. Each director serves for a one year term and is subject to re-election by you each year. Prior to recommending a director for nomination for re-election, the Board of Directors considers many factors, including:

•	the quality of past director service, and attendance at Board of Directors and Committee meetings;
•	whether the director continues to possess the qualities and capabilities considered necessary or desirable for director service; and
•	the independence of the director.

A non-employee director is expected to serve at least four one-year terms (subject to annual renomination and re-election). Presently, Messrs. Lapaseaotes, Larson, Smith and Van Schoick have served for more than four one-year terms.

Committees

Currently, we do not have nominating, executive or compensation committees or other board committees performing equivalent functions. We believe that because the majority of our Board of Directors is independent and actively participates in all of our meetings, it is not necessary to create specific committees, other than an Audit Committee. Currently, all members of our Board of Directors participate in discussions concerning executive officer compensation; however, Mr. and Mrs. Saunders abstain from voting concerning their compensation.

Adam Larson (Chairman), Pete Lapaseotes, Dr. Gary Smith and Robert Van Schoick are the current members of the Audit Committee. Each of them is “independent,” as required by the rules promulgated by the SEC under the Exchange Act and the rules of the NYSE applicable to members of the Audit Committee. Our Board of Directors has determined that Adam Larson qualifies as an “audit committee financial expert,” as defined by the rules promulgated by the SEC under the Exchange Act. The Audit Committee of the Board operates in accordance with a charter, which is posted on our website at www.wherefoodcomesfrom.com.

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The Audit Committee is primarily concerned with monitoring:

•	the integrity of our financial statements;
•	our compliance with legal and regulatory requirements; and
•	the independence and performance of our auditors.

The Audit Committee also is responsible for handling complaints regarding our accounting, internal accounting controls or auditing matters. Any such complaints received or submitted to the Chief Financial Officer are promptly forwarded to the Audit Committee to take such action as may be appropriate.

Procedures for Review of Transactions with Related Persons

Any proposed transaction with a related person is subject to review, negotiation and action by a committee consisting entirely of independent and disinterested directors, which committee is appointed by the Board of Directors at the time of any proposed transaction. The committee’s purpose and authority are set forth in resolutions appointing the committee and generally include the authority to retain such consultants, advisers and attorneys as it deems advisable in order to perform its duties. The following list details certain relationships and the related transactions:

•	John Saunders, our CEO and Chairman of the Board, is married to Leann Saunders, our President. Both Mr. and Mrs. Saunders serve on our Board of Directors.
•	In 2007 and 2009, we obtained an aggregate of $350,000 in unsecured debt financing via a major shareholder who is related to Mr. Lapaseotes, a member of our Board of Directors. In September 2013, the Company settled the debt in full.

Board Member Meeting Attendance

During 2014, the Board of Directors held one formal meeting, three telephonic meetings and took action by written consent three times. There were three meetings of the Audit Committee during 2014. Each incumbent director attended at least 75% of the aggregate total of meetings of the Board of Directors and the committee on which he or she served.

We do not have an official policy regarding the attendance of the members of the Board of Directors at annual meetings of the shareholders.

Chairman of the Board

The business and affairs of the Company are managed under the direction of the Board of Directors. Generally, it is management’s responsibility to formalize, propose and implement strategic choices and the Board’s role to approve strategic direction and evaluate strategic results, including both the performance of the Company and the performance of the Chief Executive Officer.

The Chairman of the Board’s duties include, among others:

•	managing the relationship between the Board as a whole and management;
•	providing significant advice, counsel and guidance to the Board on strategic priorities and execution strategies;
•	facilitating discussions among the directors inside and outside the Board meetings;
•	driving practices and improvements on Board effectiveness and productivity;
•	presiding at all meetings of the Board of Directors;
•	recommending an annual schedule of the date, time and location of Board and committee meetings;
•	overseeing all governance matters for the Board and shareholders;
•	being available for consultation and direct communication with major shareholders; and
•	carrying out other duties requested by the Board as a whole.

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Board’s Role in Risk Oversight

The Board of Directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted through regular reports directly from officers responsible for oversight of particular risks within the Company, as well as through full reports by the Audit Committee regarding the Company’s considerations and actions.

Director’s Compensation

We presently compensate all non-employee directors by paying them $1,000 per meeting attended in person and $250 per telephonic meeting attended in excess of fifteen minutes. The same compensation applies for any committee meetings attended. In addition, directors are reimbursed for all company travel-related expenses.

Name and Position	Fees Earned in 2014	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)	Options Outstanding at 12/31/2014 (#)
Tom Heinen	2,000	—	—	2,000	15,000
Pete Lapasotes	1,750	—	—	1,750	20,000
Adam Larson	2,500	—	—	2,500	20,000
Dr. Gary Smith	2,000	—	—	2,000	20,000
Robert VanSchoick	2,250	—	—	2,250	20,000

(1)	Amounts in this column represent the aggregate grant date fair value of stock awards/options granted in the reported year, determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.

Communications with the Board of Directors

If you or any other interested party wishes to communicate with the Board of Directors as a group or with an individual director, you or the interested party may direct such communications to the intended recipient in care of the Corporate Secretary, Where Food Comes from, Inc., 221 Wilcox Street, Suite A, Castle Rock, CO 80104. The communication must be clearly addressed to the specific group or director. The Board of Directors has instructed the Corporate Secretary to review and forward any such correspondence to the appropriate person or persons for response.

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Qualifications to Serve as Director

Each candidate for director must possess at least the following specific minimum qualifications:

1.	Each candidate shall be prepared to represent the best interests of all the Company’s shareholders and not just one particular constituency.
2.	Each candidate shall have demonstrated integrity and ethics in his or her personal and professional life and have established a record of professional accomplishment in his or her chosen field.
3.	Each candidate shall be prepared to participate fully in activities of the Board of Directors and not have other personal or professional commitments that would interfere with or limit his or her ability to do so.
4.	In addition, candidates should possess the following qualities or skills:

(a) Each candidate shall contribute to the overall diversity of the Board of Directors—diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics.

(b) Each candidate should contribute positively to the existing chemistry and collaborative culture among the members of the Board of Directors.

(c) Each candidate should possess professional and personal experiences and expertise relevant to the Company’s business. Relevant experiences might include, among other things, large company CEO experience, senior-level industry experience, and relevant senior-level experience in one or more of the following areas—finance, accounting, sales and marketing, organizational development, information technology and public relations.

Nomination of Directors

Following the recommendations of our independent directors, our Board of Directors formally nominated all of the nominees for re-election to our Board of Directors at the annual meeting. There are no specific weights assigned to any particular criteria, and no particular criterion is necessarily applicable to all prospective director candidates. For a discussion of the specific backgrounds and qualifications of our current director nominees, see “Information About the Nominees” above.

Code of Conduct

Our Board of Directors has adopted a code of conduct, which is posted on our website at www.wherefoodcomesfrom.com. Our Code of Conduct applies to our directors, officers and all of our employees. The Code of Conduct sets forth specific policies to guide the designated officers in their duties. The information on our website is not incorporated into this proxy statement.

Insider Trading Policy

All employees are prohibited from using confidential information for stock trading purposes. To use material, non-public information for personal financial benefit or to “tip” others who might make an investment decision on the basis of this information is not only unethical and against Company policy, it is also illegal. We maintain an insider trading policy applicable to all of our directors, officers and employees, their family members, and specially designated outsiders who have access to the Company’s material non-public information. This policy includes restrictions on the timing of transactions involving shares of the Company’s common stock. Sales of common stock obtained through the exercise of stock options are subject to the restrictions of Company trading windows and blackout windows and must be pre-approved by a representative of the Company.

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EXECUTIVE OFFICERS

John Saunders, 43, founded the Company in 1998 and has served as the Chief Executive Officer since then. Mr. Saunders is also the Chairman of the Board of Directors of the Company and has served in this position since 1998. Previously, Mr. Saunders was a partner and consultant for Pathfinder Consulting Services, Inc. in Parker, Colorado. An expert in both technology and the livestock industry, Mr. Saunders is a graduate of Yale University.

Leann Saunders, 44, has been the President of the Company since 2008. Mrs. Saunders is also a Director on our Board of Directors and has served in this position since January 2012. Prior to 2003, Mrs. Saunders worked for PM Beef Holdings (“PM”), an integrated beef company, and developed a supply system for PM’s Ranch to Retail product line and managed PM’s USDA Process Verified program. She then served as the company’s Vice President of Marketing and Communications. Prior to joining PM in 1996, Mrs. Saunders worked for McDonald’s Corporation as a Purchasing Specialist, and Hudson Foods Corporation. Mrs. Saunders graduated with a B.S. in Agriculture Business and an M.S. in Beef Industry Leadership from Colorado State University. Mrs. Saunders sits on the Board of Directors for the International Stockmen’s Education Foundation, and is the current chair-elect for the United States Meat Export Federation for the 2014-2015 year.

Dannette Henning, 45, has been the Chief Financial Officer of the Company since January 2008. Prior to her appointment, she was engaged by the Company as a consultant in November 2007. From 2004 to 2007, Mrs. Henning was the Controller for Einstein Noah Restaurant Group. From 2001 to 2003, she served as the Controller for Vari-L Company. Mrs. Henning’s previous experience includes financial management positions with KPMG Peat Marwick, DF&R Restaurant Company, and CSI/CDC Company. Mrs. Henning is a Certified Public Accountant with more than 20 years of professional experience. She received a B.B.A. degree in Accounting from the University of Texas at Arlington.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by or paid to the principal executive officer of the Company and the two other most highly compensated individuals who were serving as executive officers during 2014 (collectively, the “Named Executive Officers”). These individuals are listed in the “Summary Compensation Table” below.

Our compensation program bases a significant portion of the compensation of our executives on their ability to achieve annual operational objectives that advance the Company’s long-term business goals and that are designed to create sustainable long-term shareholder value. The Company’s performance-based compensation elements are guided by long-term objectives of maintaining market competitiveness and aligning the interests of our executives with the interests of our shareholders.

Our independent directors are responsible for aligning our compensation programs with our compensation philosophy of rewarding performance. They achieve that goal using independent third-party data to determine competitive compensation levels based on a peer group that represents both service-based companies and those companies with whom we compete for talent.

Current Executive Compensation Program Elements

Base Salary. Base salary provides fixed compensation based on competitive local market practice and is intended to acknowledge and reward core competence of our executives relative to their skills, experience and contributions to the Company. Base salaries for executives are generally reviewed annually and more frequently when there are any changes in responsibilities or market conditions.

Performance-Based Compensation. In general, our Board of Directors may grant to our executives and other key employees the opportunity to earn certain equity-based awards upon the achievement of outstanding performance. Such awards are granted on a discretionary basis by the Board of Directors not subject to any defined incentive plan. Generally, such equity awards are limited to nonqualified stock options. We believe this helps us attract, retain and motivate qualified executives and other key employees and emphasizes corporate performance as the basis for rewarding our executives. The use of equity award opportunities also provides executives and other key employees with short-term and long-term incentives to remain with the Company and to work towards corporate performance goals on an ongoing basis.

Special Performance Bonuses. The Board of Directors may determine that an executive officer is entitled to a one-time bonus or equity award in recognition of special services to the Company or achievements of individual performance targets or goals for the executive officer. We believe our awards are minimal.

Health and Welfare Benefits. All of our salaried employees are eligible for health and welfare benefits, including the Named Executive Officers. Our salaried employees also receive term life insurance and long-term disability.

Savings Plan. Our 401(k) Savings Plan (“401(k) Plan”) is designed to provide the Company’s employees with a competitive tax-deferred long-term savings vehicle. The 401(k) Plan is a qualified 401(k) plan. We currently match 25% of each participant’s contribution for the first 4% of the participant’s base salary and bonus. All Company contributions vest immediately.

Perquisites. We provide our officers with perquisites that are generally intended to promote the officer’s efficiency. The Board of Directors reviews the perquisites annually for reasonableness and consistency with competitive practice. We currently provide our officers with a cell phone allowance. Additionally we provide our Chief Executive Officer with access to a company car.

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Employment Contracts

In January 2006, we entered into employment agreements with John Saunders, our Chief Executive Officer, and with Leann Saunders, our President. Each agreement provided for an annual salary of $90,000 subject to performance review adjustments and automatically renews annually unless a 60-day notice of non-renewal is provided by either the Company or the employee. In the event of a change in control resulting from a sale, merger or other disposition activity, a lump sum payment equal to 200% of the employee’s current salary is payable on the date of sale, merger or other disposition. Each agreement also contains customary nondisclosure and non-compete clauses.

Change in Control

In addition to the change in control provisions as described in the aforementioned employment contracts, we also have change of control provisions in our incentive-based equity plans. Under our stock option program, in the event of a change in control, the unvested options are immediately accelerated.

Say-on-Pay Feedback from Shareholders

In 2014, we submitted our executive compensation program for an advisory vote to you, our shareholders, and it received the support of over 98.6% of the total votes cast on the proposal. Annually, the Board of Directors reviews the results of the advisory vote and considers feedback as it completes its annual review of each pay element and total compensation packages for our Named Executive Officers with respect to the next fiscal year. There were changes made to the executive compensation program for 2015 as more fully described below.

Fiscal 2015 Considerations

The Board of Directors conducted a detailed review of our compensation programs and benefits in comparison to our operating climate and the market as a whole. The Board of Directors determined that we while we had the appropriate mix of compensation and benefits in place (cash, short-term incentives, stock options, and 401(k)), base salaries for the Named Executive Officers were not competitive. Salaries for each John and Leann Saunders and Dannette Henning were adjusted upward by approximately $40,000 in March 2015 to align with more competitive compensation levels. Additionally, one-thousand (1,000) restricted shares of the Company’s common stock were granted to Dannette Henning. The shares will vest on December 2, 2015, subject to the terms of the grant.

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Summary Compensation Table

The following table sets forth, for the last two completed fiscal years ended December 31, 2014 and 2013, the cash compensation paid by the Company, as well as certain other compensation paid with respect to those years and months, to the Chief Executive Officer and to each of the two other executive officers of the Company in all capacities in which they served:

	Summary Compensation Table
Name and Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Other ($)(4)	Total
John Saunders (3)	2014	172,365	10,000	—	—	4,669	187,034
CEO	2013	131,364	—	—	6,150	—	137,514

Leann Saunders	2014	159,375	5,000	—	—	4,341	168,716
President	2013	140,250	—	—	6,150	—	146,400

Dannette Henning (3)	2014	82,188	5,000	—	3,450	1,623	92,261
Chief Financial Officer	2013	54,442	500	—	16,500	—	71,442

(1)	Amounts shown reflect all salary received during 2014. Our salaries are paid on a semi-monthly basis.
(2)	Amounts in this column represent the aggregate grant date fair value of stock awards/options granted in the reported year, determined in accordance with FASB ASC Topic 718.
(3)	Following the voluntary salary reduction taken in 2013 by our Chief Executive Officer in January 2014, salary levels were restored to their pre-reduction level. The salary level of Dannette Henning was increased to $75,000 to compensate her for additional responsibilities.
(4)	Represents the company matching contribution to the 401(k) Savings Plan and the value of a phone allowance.

2014 Option Grants under our Equity Incentive Based Plan

On January 15, 2014, the Board of Directors granted an option to purchase 3,000 shares of the Company’s common stock at an exercise price of $1.85 per share to Dannette Henning. The grant date fair value of the option award for financial reporting purposes as determined pursuant to FASB ASC Topic 718 was $5,538. The options vest in three annual installments beginning one year after the date of grant and have a ten-year life. No other options were granted to the Named Executive Officers during 2014.

2014 Option Exercises under our Equity Incentive Based Plan

During 2014, none of the Named Executive Officers exercised their right to purchase shares of the Company’s common stock.

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth the total number of securities underlying unexercised options held by our Named Executive Officers as of December 31, 2014:

	Number of underlying unexercisable options (#) exercisable	Number of underlying unexercisable options (#) unexercisable (1)	Option Exercise Price	Option Expiration Date		Value of Outstanding in-the-Money Options
Name Executive Officer						Exercisable ($)(2)	Unexercisable ($)(2)
John Saunders	10,000	—	$0.24	4	/1/21	$33,000	$—
	1,666	3,334	$1.23	9	/9/23	$5,498	$11,002

Leann Saunders	10,000	—	$0.24	4	/1/21	$33,000	$—
	1,666	3,334	$1.23	9	/9/23	$5,498	$11,002

Dannette Henning	10,000	—	$0.24	4	/1/21	$33,000	$—
	3,333	1,667	$1.15	9	/18/22	$10,999	$5,501
	5,000	10,000	$1.10	5	/30/23	$16,500	$33,000
	—	3,000	$1.85	1	/15/24	$—	$9,900

(1)	Unvested options generally vest in three annual installments beginning one year after the date of grant and have a ten-year life.
(2)	Based on the closing price of our common stock on March 23, 2015 of $3.30 per share.

Benefits Under Equity Compensation Plans

The following table sets forth securities authorized for issuance under our equity compensation plans as of December 31, 2014:

Plan Category	No. of securities to be issued upon exercise of outstanding options and warrants	Weighted average exercise price of outstanding options and warrants	No. of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders:
2006 Equity Incentive Plan	359,168	$0.76	369,834
Equity compensation plans not approved by security holders:	—		—
Total	359,168		369,834

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors consists of four non-employee independent directors, Adam Larson (Chairman), Pete Lapaseotes, Dr. Gary Smith and Robert Van Schoick.

Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee is responsible for monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our auditors.

The Audit Committee has reviewed with our management and the independent accountants the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2014, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCABO) in Rule 3200T.

Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB regarding independent accountants’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants their firm’s independence. The Audit Committee considered the audit-related and non-audit services provided by the independent accountants and subsequently concluded that such services were compatible with maintaining the accountants’ independence.

Based on the Audit Committee’s discussion with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

Respectfully Submitted,

AUDIT COMMITTEE:

Adam Larson (Chairman)

Pete Lapaseotes

Dr. Gary Smith

Robert Van Schoick

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STOCK OWNERSHIP OF CERTAIN PERSONS

The following table shows the beneficial ownership of our common stock as of March 23, 2015 by (a) all persons known by us to beneficially own more than 5% of our common stock as of such date, (b) each present director, including present directors being considered for election at the annual meeting, (c) the Named Executive Officers, and (d) all executive officers and directors as a group. The number and percent of shares of Common Stock of the Company beneficially owned by each such person as of March 23, 2015 includes the number of shares, which such person has the right to acquire within sixty (60) days after such date. The percentage ownership expressed for the holders below is based on 23,801,629 outstanding shares of the Company’s common stock as of March 23, 2015.

Name and Address	Number of Shares		Percentage Ownership
Michael D. Smith	2,562,896	(1)	10.7%
3310 I-40 West, Suite 100, Amarillo, TX 79102
Yorkmont Capital Partners, LP and its affliates	1,668,010	(2)	7.0%
2313 Lake Austin Blvd, Suite 202, Austin, TX 78703

John Saunders	7,300,475	(3), (4)	30.5%
Leann Saunders	7,300,475	(3), (4)	30.5%
Tom Heinen	108,332	(3), (5)	*
Pete Lapaseotes	776,681	(3), (6)	3.2%
Adam Larson	82,999	(3), (6)	*
Dr. Gary Smith	74,999	(3)	*
Robert VanSchoick	24,999	(3), (6)	*
Dannette Henning	71,333	(3), (7)	*
All officers and directors as a group (8 persons)	8,439,818		35.2%
* Less than 1% beneficial ownership

(1)	This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Based on Schedule 13G/A filed with the SEC on January 6, 2015. The Schedule 13G/A was filed jointly by Yorkmont Capital Partners, LP; Yorkmont Capital Management, LLC, which is the general partner of Yorkmont Capital Partners, LP; and Graeme P. Rein, the managing member of Yorkmont Capital Management, LLC.
(3)	The address for all persons is 221 Wilcox Street, Suite A, Castle Rock, CO 80104
(4)	John and Leann Saunders are husband and wife and own the shares as joint tenants. Includes options to purchase 3,332 shares of common stock which are currently exercisable or will become exercisable within sixty (60) days of March 23, 2015.
(5)	Includes options to purchase 8,332 shares of common stock which are currently exercisable or will become exercisable within sixty (60) days of March 23, 2015.
(6)	Includes options to purchase 14,999 shares of common stock which are currently exercisable or will become exercisable within sixty (60) days of March 23, 2015.
(7)	Includes options to purchase 20,333 shares of common stock which are currently exercisable or will become exercisable within sixty (60) days of March 23, 2015.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors and executive officers, and persons who own more than 10% of our common stock, are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC and to furnish us with copies of all such reports. Based on our review of the reports we received and other written communications, we believe that all filing requirements applicable to our officers, directors and greater than ten percent shareholders have been satisfied during 2014, except with respect to stock options granted to Mrs. Henning that was filed late and with the exception of Schedule 13G for Mr. Michael D. Smith.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals for consideration at our 2016 annual meeting must follow the procedures set forth in Rule 14a-8 under the exchange Act or our bylaws, as applicable. To be timely under Rule 14a-8, they must be received by our Corporate Secretary at Where Food Comes From, Inc., 221 Wilcox Street, Suite A, Castle Rock, Colorado, 80104 by December 1, 2015 in order to be included in the proxy statement. Under the Company’s bylaws, if a shareholder plans to propose an item of business to be considered at any annual meeting of shareholders other than under Rule 14a-8, that shareholder is required to give notice of such proposal to our Corporate Secretary between 90 prior to the anniversary of the preceding year’s annual meeting, or February 5, 2016 for our 2016 annual meeting and 50 days prior to the anniversary of the preceding year’s annual meeting, or March 16, 2016 for our 2016 annual meeting, subject to certain exceptions, and to comply with certain other requirements. The proposals must also comply with all applicable statutes and regulations.

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the annual meeting and has not been informed that any other matters are to be presented by others. In the event any other matter properly comes before the annual meeting, the persons named in the enclosed form of proxy will vote all such proxies in accordance with their best judgment on such matters.

Whether or not you are planning to attend the annual meeting, you are urged to complete, date and sign the enclosed proxy and return it in the enclosed stamped envelope at your earliest convenience.

By Order of the Board of Directors,

/s/ John Saunders

John Saunders, Chairman

Castle Rock, CO

March 31, 2015

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WHERE FOOD COMES FROM, INC.

221 WILCOX STREET, SUITE A

CASTLE ROCK, CO 80104

Proxy for Annual Meeting of Shareholders to be held on May 5, 2015

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints John Saunders as proxy with full power of substitution in the name, place and stead of the undersigned to vote at the Annual Meeting of Shareholders (the “Meeting”) of Where Food Comes From, Inc., a Colorado corporation (the “Company”), on May 5, 2015 at 10:00 a.m. MST or at any adjournment or adjournments hereof, in the matters designated below, all of the shares of the Company’s common stock that the undersigned would be entitled to vote if personally present.

	FOR	AGAINST	ABSTAIN
1. To elect all seven nominees of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.	☐	☐	☐
Nominees:	FOR	AGAINST	ABSTAIN
• John Saunders	☐	☐	☐
• Leann Saunders	☐	☐	☐
• Peter C. Lapaseotes, Jr.	☐	☐	☐
• Adam Larson	☐	☐	☐
• Dr. Gary Smith	☐	☐	☐
• Robert Van Schoick II	☐	☐	☐
• Tom Heinen	☐	☐	☐
	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of GHP Horwath, P.C. as the independent auditors of the books and accounts of the Company for the year-ending December 31, 2015.	☐	☐	☐

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND FOR THE RATIFICATION OF GHP HORWATH, P.C. AS THE INDEPENDENT AUDITOR OF THE COMPANY.

Please sign hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

Date

Print Ownership Name

Signature

Signature, if held jointly

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